UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2007

Fellows Energy Ltd.
(Exact name of registrant as specified in its charter)

                                      Nevada                           000-33321                         33-0967648
                            ----------------------------------------------------------------------------------------
                        (State or other jurisdiction     (Commission File Number)      (IRS Employer
                                of incorporation)                                                                    Identification No.)

1942 Broadway St., Suite #320, Boulder, CO 80302
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 327-1525

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 20.1 Completion of Acquisition or Disposition of Assets.

On August 6, 2007, Fellows Energy Ltd. (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with Thunderbird Energy Inc. (“Thunderbird”), pursuant to which the Company sold its interests in the Carbon Creek project (“Carbon Creek”) for a total of $3 million to its joint venture partner, Thunderbird. Thunderbird paid $1.65 million in cash directly to Fellows debenture holders, approximately $12,800 to Thames River, LLC for services rendered to the Company and approximately $237,000 to the Company. Thunderbird also assumed $1.1 million in liabilities from the Company.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Purchase and Sale Agreement, dated as of August 6, 2007, by and between Fellows Energy Ltd. and Thunderbird Energy Inc.
99.1	Press Release issued August 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Fellows Energy Ltd.

Date: August 10, 2007                                                                                      /s/ GEORGE S. YOUNG
                                            George S. Young
                                            Chief Executive Officer